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                                                                    EXHIBIT 10.7

                              EMPLOYMENT AGREEMENT

This Agreement is made as of the 31st day of October, 1994, between ANGIOGENESIS TECHNOLOGIES INC., a British Columbia company (the "Company") and DAVID M. HALL (the "Employee").

WHEREAS the Company and its affiliate companies are carrying on the business of a biomedical company specializing in the treatment of angiogenesis dependent diseases (the "Business") and the Company wishes to engage the Employee to provide services to the Company in connection with the Business on the terms and conditions hereinafter set out.

NOW THEREFORE THIS AGREEMENT WITNESSES:

1. ENGAGEMENT - Subject to the terms and conditions of this Agreement, the Company agrees to engage the Employee to provide the Services (as defined in Section 3.1 of this Agreement) and the Employee accepts such engagement from the Company.

2. OBLIGATIONS OF THE EMPLOYEE - The Employee agrees with the Company (a) to faithfully, honestly and diligently provide the Services to the Company; (b) to protect the interest of the Company and the Business to the best of his or her ability and judgment and in a manner consistent with standards prevailing in similar businesses; and (c) in addition to the foregoing, to perform the Services set out in Schedule "A" to this Agreement; at all times subject to the lawful direction of the officers and directors of the Company.

3. COMPENSATION - The Company agrees with the Employee that the compensation payable to the Employee shall be as set out in Schedule "B" to this Agreement.

4. COMPETITION - The Employee agrees with the Company not to, at any time during his employment and for a period of 2 years thereafter, either directly, indirectly, individually, in partnership, jointly or in conjunction with any person or persons (including without limitation any individual, trustee, firm, association, syndicate, company, corporation or other business enterprise) (collectively a "Person") or as principal, agent, shareholder, officer, employee or in any other manner whatsoever:

(a) carry on, be engaged in, be concerned with, be interested in, advise, lend money to, guarantee the debts or obligations of or permit his or her name to be used or employed by any Person engaged in, concerned with or interested in (within Canada) any business or part thereof that is the same as or substantially similar to the Business (the term "Business" meaning the business carried on by the Company from time to time, and includes the business of the Company and its affiliate companies as described in the Preamble to this Agreement) or any part thereof;

(b) solicit or endeavor to entice away from the Company any customer of the Company, if such soliciting or enticement assists or is related to any business or part thereof that is the same as or substantially similar to the Business or any party thereof, or any employee or agent of the Company; or

(c) solicit or endeavor to entice away from the Company any employee or agent of the Company.

5. CONFIDENTIAL INFORMATION - Except as authorized by the Company, the Employee shall not, directly or indirectly, now or in the future (unless required to do so by the laws of Canada), use,


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disseminate, disclose, lecture upon, publish, make copies of or otherwise summarize any Confidential Information (the term "Confidential Information" meaning all information, know-how and data (which may be oral, written, graphic, demonstrative, machine recognizable or otherwise) disclosed to the Employee as a consequence of or through the engagement of the Employee by the Company, and not generally known in the industry in which the Company is or may become engaged, including without limitation the research, products, methods, formulas, processes, services, customers and technology of the Company and any such information, know-how or data of a third party which may be disclosed to the Company under obligations of confidentiality. The Employee shall abide by the terms and conditions of all agreements entered into by the Company with third parties relating to Confidential Information of the third party.

6. INVENTIONS - With respect to inventions made or contributed to by the Employee, the Employee agrees as follows:

(a) Any Invention (the term "Invention" meaning any discoveries, concepts, ideas and developments, whether or not they may be patented, copyrighted or otherwise protected, including without limitation processes, methods, formulas, procedures and techniques, including improvements and modifications thereto) made, conceived, developed or worked upon by the Employee, whether alone or jointly with others, prior, during or after the Term, where the Invention was developed through the use of Confidential Information, relates directly to the Business or to the Company's demonstrably anticipated research or development or results from any work performed by the Employee for the Company, is developed on behalf of and constitutes the sole property of the Company. The ownership of the Company shall extend to all property, title, interest, right, copyright, patent, trademark, trade name, trade secret and other rights in any such Invention.

(b) The Employee shall promptly disclose and deliver to the Company all Inventions that constitute the property of the Company, together with any documentation and materials that relate thereto and any explanations that may be necessary in connection with any registrations that may be made to obtain patent, trade mark, trade name, industrial design, copyright or other protection relating to the Inventions.

(c) To the extent a formal transfer of any rights of the Employee in any Invention is required or the consent of the Employee to the registration of any right in any Invention is required, the Employee shall execute and deliver any documentation reasonably required by the Company to effect the transfer or registration within 7 days from the presentation of the same to the Employee for execution. In the event the Employee fails, neglects or refuses to execute and deliver the necessary documentation within the period referred to above or cannot be located by the Company, then the Employee hereby irrevocably grants and appoints any duly authorized signatory of the Company with a power of attorney to execute and deliver any such documentation on behalf of the Employee.

7. TERMINATION - During the initial 90 day probationary period after the commencement of employment, the Company may terminate this Agreement and the employment of the Employee without notice or cause, and without compensation in lieu of notice. Thereafter, the Company may terminate this Agreement:

(a) Upon written notice to the Employee for cause, which shall include without limitation the following events: (i) The breach by the Employee of the terms and conditions set out in this Agreement or in any

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employment policy established by the Company for the employees of the Company;
(ii) The bankruptcy or insolvency of the Employee; and (iii) The Employee being charged and convicted of any criminal or quasicriminal offence.


(b) Upon written notice or payment of a sum of money equivalent to the amount the Employee would have earned during such notice period as follows: (i) After the probationary period referred to above and during the 1st three consecutive years of employment of the Employee, 2 weeks notice or payment in lieu thereof, and (ii) During each subsequent consecutive year of employment of the Employee, 2 weeks notice or payment in lieu thereof~ plus an additional 1 weeks notice or payment in lieu thereof for each additional consecutive year that the Employee is employed by the Company after the first three consecutive years of employment, to a maximum of 8 weeks notice or payment in lieu thereof.

(c) The sole recourse and remedy of the Employee upon the termination of this Agreement and the employment of the Employee without cause pursuant to paragraph
(b) above shall be the receipt by the Employee of the appropriate notice as set out above or, at the option of the Company, the payment in lieu of notice of a sum of money equivalent to the amount the Employee would have earned during such notice period. For greater certainty, upon the expiration of the applicable notice period set out above or upon payment of the appropriate amount of money in lieu of notice, the Company and its officers, managers, employees, agents, successors and assigns shall be released and forever discharged of and from any and all manner of actions, causes of action, suits, claims, contracts, debts, demands and damages of every nature and kind whatsoever, at law or in equity, known as well as unknown or anticipated, which the Employee ever had, then has or may have by reason of, arising out of or in any way connected with this Agreement, and the remuneration and benefits provided to the Employee, in the course of his or her employment.

8. SURVIVAL OF PROVISIONS - The obligations set out in Sections 4, 5 and 6 shall survive the termination or expiration of this Agreement.

9. MISCELLANEOUS

9.1 This Agreement constitutes the whole agreement between the parties, there being no terms, conditions, covenants, agreements, representations or warranties except as expressly set out herein.

9.2 In case any one or more of the provisions of this Agreement, or any parts thereof, are held to be illegal or invalid, such illegality or invalidity shall not affect any other provision hereof, or party thereof, but this Agreement shall be construed and enforced as if such illegal or invalid provision, or part thereof, had never been contained herein.

9.3 This Agreement shall be governed and interpreted in accordance with the laws of British Columbia, and the general laws of Canada applicable therein.

9.4 This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, legal personal representatives, successors and assigns.


/s/  Kenneth Mellquist                        /s/ David M. Hall
----------------------------------            ----------------------------------
Kenneth Mellquist                              David M. Hall


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IN WITNESS WHEREOF the Company and the Employee have executed this Agreement as of the day and year first above written.

ANGIOGENESIS TECHNOLOGIES INC.



Schedule "A" - Duties and Responsibilities

The Services to be provided by the Employee shall be as follows:

Responsibilities to include the collection and analysis of information relating to competitors and potential collaborators, preparation of budgets and financial projects, preparation of business plans, preparation of promotional materials, together with all such other services as the directors or officers of the Company shall direct from time to time, in accordance with the policies and procedures established by the Company from time to time. At the option of the Company, the Employee shall from time to time perform services on behalf of the affiliates of the Company and will accept a transfer of his or her employment to any such affiliate at the request of the Company.



Schedule "B" - Compensation

The compensation payable to the Employee in consideration of the provision of the Services shall be as follows:

1. $30,000 Cdn. per annum commencing on the commencement of the Term, subject to increase from time to time at the discretion of the Company (and in such event the terms and conditions of this Agreement shall continue to apply to the Employee).

2. Reimbursement for all reasonable and approved expenses incurred by the Employee on behalf of the Company.

3. Entitlement to such health care, extended health care, dental and other benefits as may be established by the Company from time to time for the benefit of its employees.